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                                  EXHIBIT 10.3

                         AGREEMENT AND WAIVER OF RIGHTS
            UNDER SECTION 203 OF THE DELAWARE GENERAL CORPORATION LAW

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                         AGREEMENT AND WAIVER OF RIGHTS
            UNDER SECTION 203 OF THE DELAWARE GENERAL CORPORATION LAW

         THIS AGREEMENT AND WAIVER OF RIGHTS UNDER SECTION 203 OF THE DELAWARE GENERAL CORPORATION LAW ("Agreement") is made effective as of the ___ day of July, 2003, by and among Zions First National Bank ("Zions"), Atlas Management Partners LLC ("Atlas") and MACC Private Equities Inc. ("Company").

         WHEREAS, Zions beneficially owns approximately 34.5% of the issued and outstanding shares of common stock of the Company (the "Shares") and desires to liquidate its investment in the Company;

         WHEREAS, Section 203 of the Delaware General Business Corporation Law ("Section 203") contains restrictions on any business combination (as such term is defined therein, hereinafter referenced as a "Business Combinations") with interested shareholders (as such term is defined therein); and

         WHEREAS, Atlas and its affiliated persons (as that term is defined in the Investment Company Act of 1940, hereinafter "Affiliates") may currently own shares of the Company and has expressed an interest in purchasing the Shares owned by Zions and both Zions and Atlas have requested that the Company waive the protections of Section 203 prior to any consummation of any such purchase;

         NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties mutually agree as follows:

         1. Waiver. Subject to the condition set forth in Section 2 of this Agreement, the Company hereby approves the anticipated purchase of the Shares by Atlas and its Affiliates (the "Purchase") and waives the restrictions of Section 203 with respect to the Purchase. The approval and waiver contained in this Agreement are provided in accordance with the action of the Company's Board of Directors at a meeting held July 10, 2003. This Agreement constitutes conditional approval of the Purchase for purposes of Section 203 and represents action intended ensure that the restrictions on Business Combinations set forth in Section 203 do not and will not apply to Atlas by reason of the execution or delivery of this Agreement or the consummation of the Purchase.

         2. Condition. The waiver described above is granted on the condition that for a period of three years from the date of the Purchase, Atlas and its Affiliates shall not enter into any Business Combination with the Company unless it first obtains the approval of no less than a majority of the Company's disinterested directors. For purposes of this Agreement, a director shall be considered disinterested only if the director and each of his or her Affiliates, and each member of the family (spouse, parent, parent-in-law sibling, sibling-in-law, child, step-child, grandchild or step-grandchild or person with a similar relationship) of such director or Affiliate has no direct or indirect interest in the Business Combination being considered (other than as a director of the Company or as a shareholder of the Company beneficially owning less than 10%

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of the Company stock outstanding). Atlas and Zions each agree that all Shares which are transferred upon consummation of the Purchase shall be transferred subject to the restriction described in this Section 2. Any attempted Business Combination effected without the prior consent required by this Section 2 shall be null and void. From and after the date of any such attempted Business Combination, the Shares shall be subject to the restrictions of Section 203 without regard to this Agreement.

         3. Release. In order to induce the Company to enter into this Agreement, Atlas and Zions hereby release the Company, its officers and directors, from any and all liabilities and claims relating to the waiver described in this Agreement or relating to any other acts or omissions of the Company or its agents occurring on or prior to the date of this Agreement.

         4. Applicable Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware.

         5. Binding Provisions The covenants and agreements contained herein shall be binding upon, and inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Any assignee or transferee of the Shares who may become an interested shareholder of the Company under Section 203 shall not be considered a beneficiary of this Agreement and shall be subject to the restrictions of Section 203 without regard to this Agreement.

         6. Counterparts This Agreement may be executed in several counterparts, all of which together shall constitute one agreement binding on all parties hereto, notwithstanding that all the parties have not signed the same counterpart. A facsimile transmission by a party of a signed signature page hereof shall have the same effect as delivery by such party of a manually executed original counterpart hereof.

         IN WITNESS WHEREOF, the parties have executed and delivered this Agreement effective as of the date first above written.

MACC PRIVATE EQUITIES, INC.                ZIONS FIRST NATIONAL BANK

By:     /s/  Paul M. Bass, Jr.             By:    /s/  W. David Hemingway
   ----------------------------------         ----------------------------------
         Paul M. Bass, Jr.
         Chairman, Board of Directors          Executive Vice President
                                               (title)
ATLAS MANAGEMENT PARTNERS LLC

By:     /s/  Kent Madsen
   ----------------------------------
    Managing Member
    (title)